Exhibit 99.1

OVERVIEW PRESENTATION April 15, 2020

By reading or reviewing the presentation slides, you agree to be bound by the following limitations . This presentation has been prepared for informational and background purposes only and the information contained herein (unless otherwise indicated) has been provided by Akorn, Inc . (together with its subsidiaries, the “Company”) . It is confidential and does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of the Company or any of its affiliates or enter into any other transaction, nor should it or any part of it form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of the Company or any of its affiliates, or with any other contract or commitment whatsoever . This presentation does not constitute an information or offering memorandum or a security purchase agreement in whole or in part . Neither this presentation nor any part of it may be reproduced or redistributed, passed on, or the contents otherwise divulged, directly or indirectly, to any other person (excluding the recipient’s professional advisers) or published in whole or in part for any purpose without the prior written consent of the Company . This presentation does not purport to be all - inclusive or to contain all of the information that a person considering the purchase of any securities may require to make a full analysis of the matters referred to herein . Each recipient of this presentation must make its own independent investigation and analysis of, or entering into any other transaction, any securities or other transaction and its own determination of the suitability of any investment, with particular reference to its own investment objectives and experience and any other factors which may be relevant to it in connection with such investment . Any assumptions, views or opinions (including statements, projections, forecasts or other forward - looking statements) contained in this presentation represent the assumptions, views or opinions of the Company as at the date indicated and are subject to change without notice . All information not separately sourced is from internal Company data and estimates . The information contained in this presentation has not been independently verified and no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness or correctness of the information contained herein and no reliance should be placed on it . None of the Company or any of its affiliates, advisers, connected persons or any other person accept any liability for any loss howsoever arising (in negligence or otherwise), directly or indirectly, from this presentation or its contents or otherwise arising in connection with this presentation . This shall not, however, restrict or exclude or limit any duty or liability to a person under any applicable law or regulation of any jurisdiction that may not lawfully be disclaimed . Disclaimer 2

Disclaimer

This presentation includes statements that may constitute "forward-looking statements," including expectations regarding the Company's business, product development, product launches, remediation, data integrity, long-term business plan, the path and milestones for executing a sale of the Company's business, through the filing of Chapter 11 cases under the U.S. Bankruptcy Code, the Company's continued engagement in discussions with certain of its lenders regarding the process for such potential sale of the Company's business, other statements regarding the Company's plans and strategy and the potential impact of the spread of coronavirus (also known as COVID-19). When used in this presentation, the words "will," "expect," "continue," "believe," "seek," "anticipate," "estimate," "intend," "could," "would," "strives" and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware Court of Chancery's October 1, 2018 decision against the Company and the Delaware Supreme Court's December 7, 2018 order affirming the Chancery Court's decision on the Company's ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the Chancery Court's decision and Delaware Supreme Court's affirmation may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company's increased indebtedness and compliance with certain covenants and other obligations under the Second Amendment to Standstill Agreement and Third Amendment to Credit Agreement (the "Amended Standstill Agreement") to the Company's Loan Agreement, dated as of April 17, 2014, as amended, supplemented or otherwise modified from time to time, with the lenders thereunder and Wilmington Savings Fund Society, FSB, as administrative agent, which create material uncertainties and risks to its growth and business outlook, (viii) the Company's obligation under the Amended Standstill Agreement to pay certain fees and expenses and increased interest margin, (ix) the Company's exploration of strategic alternatives, including the alternatives of seeking to restructure its indebtedness and/or implement a strategic transaction (including a sale of its assets) with the protections of a filing under Chapter 11 of the U.S. Bankruptcy Code, (x) the risk that the insurance proceeds to be delivered pursuant to the Settlement Agreement are not available at the appropriate time, (xi) potential adverse impacts on the Company's business and any cases commenced under Chapter 11 due to the effects of COVID-19; and (xii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the Securities and Exchange Commission ("SEC") on February 26, 2020) and other risk factors identified from time to time in the Company's filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this presentation. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This presentation includes certain non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Operating Income, EBITDA, Adjusted EBITDA, Adjusted R&D Investment and unlevered free cash flow. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non-GAAP measures in isolation or as a substitute for net income, net cash (used in) provided by operating activities or any other items calculated in accordance with GAAP. In addition, each of EBITDA and Adjusted EBITDA has inherent material limitations as a performance measure because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the applicable financial measure. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Reconciliations of historical non-GAAP financial measures included in this presentation to amounts reported under GAAP appear in the Appendix of this presentation. Projected GAAP financial measures are not provided herein because such figures are not available on a forward-looking basis and reconciliations of projected non-GAAP financial measures are not provided because they could not be derived without unreasonable effort.

This presentation is not directed to, or intended for distribution to or use by, any person or entity that is a citizen or resident or located in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation of such jurisdiction or which would require any registration or licensing within such jurisdiction. This presentation or any part thereof is not for publication or release in the United States, Australia, Canada or Japan. Any failure to comply with these restrictions may constitute a violation of the laws of other jurisdictions. This presentation must not be acted on or relied on by persons who are not eligible to invest in securities. Any investment or investment activity to which this presentation relates is available only to persons eligible to invest in securities and will be engaged in only with such persons.

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By accepting this presentation, the recipient agrees to use the information herein in accordance with its compliance policies, contractual obligations (including, but not limited to, the provisions of that certain confidentiality agreement entered into between the recipient and Akorn, Inc . (the “Company”)), applicable law, including United States federal and state, United Kingdom and other applicable securities laws . This presentation may contain material non - public information concerning the company and its subsidiaries or other affiliates or the securities of any of the foregoing . By accepting this presentation, the recipient agrees, with respect to any such information, that it will not trade or effect other transactions to which such information may be relevant until such time as the information is made generally available or is no longer relevant . The recipient agrees that this restriction will apply to its entire firm other than any personnel who are permitted to trade by such recipient’s legal or compliance department due to the existence of information barriers that restrict the recipient’s firm from trading on the basis of material non - public information . Important Information 5

Table of Contents 1. Executive Summary 7 2. COVID - 19 Update 17 3. Products and Pipeline Overview 20 4. Manufacturing Overview 28 5. Quality Update 31 6. 5 - Year Forecast 38 7. Q1 2020 Estimate 50 8. 13 Week Cash Flow Forecast 53 9. Appendix 57 6

Executive Summary

Akorn Overview

Overview and Key Facts [1]

- Akorn, Inc. ("Akorn" or the "Company") specializes in difficult-to-manufacture sterile and non-sterile alternate dosage forms including ophthalmics, injectables, oral liquids, otics, topicals, inhalants and nasal sprays
- Akorn operates through two segments: Prescription Pharmaceuticals and Consumer Health
- In 2019, Akorn added several best-in-class executives to the management team, including CEO, Douglas Boothe
- 4 manufacturing facilities (3 in the U.S. and 1 in Switzerland)
- Primary distribution center in Gurnee, IL
- 2 R&D Sites in the U.S.
- Company is headquartered in Lake Forest, IL | ~2,000 employees
- 20+ active development projects

Diversity in Products, Customers, and Manufacturing

Products	~200 Products		50+ Pipeline Products
Dosage Forms (% of Sales)[2]	42% Ophthalmics		16% Injectables
	15% Oral Solids		12% Oral Liquids
	11% Topicals		5% Nasal / Inhalation
Customers & Sales Channels	Retail	&	Institutional
	Human	&	Animal
	Rx	&	OTC
	Branded	&	Generic
Manufacturing	4 Sites	+	Network of Contract Manufacturers

1 Excludes Akorn India Private Limited, as the Company continues to explore strategic alternatives to exit the India facility.
2 Based on 2019 figures. Figures may not sum to 100% due to rounding.

AKORN

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Akorn Management Team



Douglas Boothe
President and CEO
18 years in pharma.
Prior experience: Impax, Perrigo, Actavis



Duane Portwood
EVP and CFO
4 years at Akorn.
Prior experience: Home Depot, Wrigley, PwC



Dandy Dorado-Boladeres
EVP, Global Quality
32 years in pharma.
Prior experience: American Regent, Allergan, Teva, Actavis



Jonathan Kafer
Chief Commercial Officer
26 years in pharma, 4 at Akorn.
Prior experience: Allergan, Teva, Xanodyne



Joe Bonaccorsi
General Counsel
18 years in pharma, 11 at Akorn.
Prior experience: Option Care, Walgreens



Christopher Young
EVP, Global Operations
25 years in pharma.
Prior experience: Alvogen, Actavis, Alpharma



Eric Carlson
EVP, Chief Scientific Officer
12 years in pharma.
Prior experience: Aerie, Novartis, Alcon Laboratories



Greg Lawless
EVP, Chief Human Resources Officer
4 years at Akorn.
Prior experience: Altria, Kraft Heinz



Jennifer Bowles
SVP, Corporate Strategy & IR
13 years in pharma, 7 at Akorn.
Prior experience: Wockhardt, Atofina, ExxonMobil



Bill Ostrowski
SVP, Chief Information Officer
18 years in pharma.
Prior experience: Pernix, Actavis, Fujitsu

Industry veterans focused on quality, compliance, and long-term profitable growth

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Akorn is a Leading Specialty Pharma Player in Attractive Niche Markets Diversified Product Portfolio Strong Product Pipeline and R&D Capabilities Strong Growth Forecast with High Operating Leverage and Cash Flow Generation Potential Experienced Management Team ▪ Specialty generics business focused on difficult to manufacture, alternate dosage forms (e.g. injectables, ophthalmics, nasal sprays, liquids) which have higher barriers to entry and generally lower competition ▪ Strong presence in attractive niche markets including branded and OTC ophthalmics ▪ 200+ products, with no product greater than 10% of revenues; diversified portfolio that is not reliant on a single product reduces vulnerability to competitive pressures ▪ Focused pipeline consisting of 35 filed pending ANDAs with over $5.5bn combined addressable market value ▪ 20+ drugs in development with approximately $2.4bn of combined addressable market value ▪ Company is executing a turnaround and poised to achieve significant growth ▪ Priority on completing cGMP related enhancements, with related expenses expected to significantly diminish in 2020 ▪ Company is executing on material operational improvement opportunities ▪ CEO Douglas Boothe joined Akorn in January 2019 • Previously held senior positions at Impax, Perrigo, and Actavis ▪ 2019 executive new hires included: EVP, Global Operations; EVP, Global Quality; Chief Information Officer; Chief Scientific Officer; and VP, Project Management ▪ Deep bench with significant industry and functional experience Majority of Sales Are for Alternate Dosage Forms ▪ As the generics market rebounds from the last deflationary cycle, Akorn’s business is focused on alternative dosage forms (injectables, ophthalmics, topicals, liquids) which represented 85% of 2019 revenues ▪ Limited number of scaled manufacturers for injectables and ophthalmics 10

Akorn is Executing a Significant Turnaround Initial steps have been taken to stabilize the business and focus on long - term profitable growth ▪ Strengthening the foundation and improving operational results ▪ Improving financial results and cash flow generation ▪ Increasing R&D efficiency and bolstering new product pipeline Growth Phase Business Headwinds Stabilization Transformation and Return to Growth 2012 - 2016 2017 - 2018 2019 2020+ 11

Akorn stabilized its operations in 2019 and strengthened its foundation

$ in millions

2015 - 2016	2017 - 2018	2019A

2015 - 2016

- Growth predominately driven by market exclusivity of Ephedrine injection



$985
$470
$1,117
$520
2015A
2016A

2017 - 2018

- Operating performance negatively impacted by:
  - Increased competition for key products
  - Customer consolidation
  - Fresenius merger termination
  - FDA remediation activities



$841
$258
$694
$80
2017A
2018A

2019A

- Business stabilization driven by operational execution as well as quality systems and compliance initiatives
- Focused on measuring and driving improvement in key performance metrics
  - Already demonstrating results related to improved product availability, lower backorders, and reduced failure to supply penalties
- Cost reduction initiatives initially focused on discretionary spending items and procurement activities



$682
$120
2019A

	2015A	2016A	2017A	2018A	2019A
Net Income (Loss)	**$ 151**	**$ 184**	**$ (25)**	**$ (402)**	**$ (227)**

■ Revenue ● Further Adj. EBITDA[1]

1 Further Adjusted EBITDA as used in this presentation is defined as net (loss) income (minus) plus (i) depreciation expense, (ii) amortization expense, (iii) interest expense, net, (iv) income tax (benefit) provision, (v) merger and acquisition-related expenses, (vi) employee retention expense, (vii) data integrity investigations and assessment, (viii) Fresenius transaction and litigation (ix) refinancing advisory fees, (x) non-cash stock compensation expense, (xi) impairment of goodwill, (xii) impairment of intangible assets, (xiii) amortization of deferred financing costs, (xiv) restatement expenses, (xv) executive termination expenses, (xvi) impairment of fixed assets and other, (xvii) loss (gain) on disposal of fixed assets, (xviii) litigation rulings, settlements and contingencies, (xix) India-related expenses (xx) FDA remediation, (xxi) bargain purchase gain, and (xxii) amortization inventory step-up. Reconciliation of GAAP Net (Loss) to non-GAAP EBITDA, Adjusted EBITDA and Further Adjusted EBITDA appears on page 66 of the Appendix.

AKORN 12

Stabilize Operations Optimize In - Line Portfolio Performance Invest in New Product Development and Pipeline Near - Term Focus Areas ▪ Stabilize and improve manufacturing, quality, and compliance while limiting introduction of new operational risks ▪ Complete cGMP improvements across facilities ▪ Target reductions in third - party spending ▪ Increase level of service to customers to reinvigorate relationships and continue to build trust ▪ Improve product availability to better serve customers and minimize failure to supply penalties ▪ Prioritize development efforts on high - value products • Ophthalmic capabilities enable development and launch of more complex drugs ▪ Explore in - licensing and other business development activities 13

Operational Initiatives Yielding Value Financial results improving with operational performance and improved customer service. Increased Product Availability Improved Operational Performance 5 Product Approvals in 2019 Significant Cost Savings Progressing with FDA Action Items at Decatur and Somerset 5 Product Launches in 2019 14

Where Akorn is Going ▪ Akorn is positioned for revenue and Further Adj. EBITDA growth, with an expected revenue CAGR of 7% for FY19 - FY24 • Growth driven by new product launches as well as a moderate increase in branded products, partially offset by forecast declin es in base business • Product launches reflect reintroductions of products, near - term launches of already approved products and products pending approval / in development ▪ The Company expects attractive growth in EBITDA through 2024, reflecting overall top - line growth and planned operational improvement initiatives Further Adj . EBITDA 1 Revenue $682 $760 $825 $904 $924 $939 $120 $188 $240 $291 $337 $345 2019A 2020F 2021F 2022F 2023F 2024F 1 For the definition of Further Adjusted EBITDA, see footnote 1 on page 12. Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA, Adjusted EBITDA and Further Adjusted EBITDA appears on page 66 of the Appendix . 2 Projections of Net (Loss) Income are not provided herein because such figures are not available on a forward - looking basis and r econciliations of projected Further Adjusted EBITDA to projected Net (Loss) Income are not provided because they could not be derived without unreasonable effort . 15 Net Income (Loss) $ (227) Note 2 Note 2 Note 2 Note 2 Note 2

Foundation for Success Fundamental strengths provide a growth platform upon which to build Diversified Product Portfolio Strong Growth Potential Operational Efficiencies Experienced Management Team Strong Product Pipeline and R&D Capabilities Favorable Market Dynamics 16

COVID - 19 Update

Prevent Respond Communicate Akorn’s Pandemic Response Akorn implemented a proactive, multi - faceted plan to protect employees while continuing its operations. Highlights of the plan are detailed below. ▪ COVID - 19 education and health monitoring guidance ▪ Thermal scanning camera at facility entrances ▪ Risk assessment questionnaire for visitors ▪ Disinfection of hands upon entry ▪ Mandatory face coverings ▪ Social distancing demarcations in common areas ▪ Routine cleaning and disinfection ▪ Touch - Point Maps created for all associates ▪ Disinfection protocols and procedures established. ▪ Criteria established for EPA - approved disinfectants ▪ Disinfection Teams formed and trained at each facility ▪ Risk assessment matrix created to assess associate exposure risks ▪ Infected associate questionnaire in place for disinfection and risk assessment ▪ Badge lock - outs for quarantined associates ▪ Established return - to - work criteria ▪ Formation of Corporate Pandemic Response Team (HR, CSO, Ops, Quality ) ▪ Site specific Crisis Management Teams ▪ Routine meetings of Pandemic Response Team ▪ Weekly meeting of Executive Team and Site Heads to discuss COVID - 19 - related items ▪ Immediate meeting of Pandemic Response Team and Site Crisis Management Teams upon notification of a potential exposure or positive test 18

People Operations Financials Potential Impact of COVID - 19 ▪ Key focus on employee health and safety ▪ Closely monitoring plant personnel to reduce risk of transmission and ensure adequate staffing ▪ Adequate supplies of PPE currently on - hand, monitoring stocks for potential shortfalls ▪ Production levels are down due to reduced staffing levels ▪ Prioritizing products most in need ▪ No significant shortfalls in raw material supplies anticipated at this time ▪ Increased cleaning and disinfection of manufacturing facilities ▪ Difficult to estimate potential impact of COVID - 19 on forecasts ▪ Customer demand normalized quickly after initial spike to increase inventory levels • Allocation process in place to ensure inventory reaches areas of need ▪ 3 plants located in New York, New Jersey and Switzerland are in COVID - 19 high - concentration areas • Each plant forecasted to produce approximately $8M - $ 12M of monthly revenue in 2020 19

Confidential Products and Pipeline Overview

Diverse Specialty Pharma Offering

Generic Prescription

- Broad and diverse portfolio of ~150 products
- Products across variety of alternative dosage forms
- High barriers to entry
- Strong presence in both retail and institutional markets


Ophthalmic Solutions
Injectables
Otic Solutions
Nasal Sprays
Inhalation Solutions
Topical Creams, Ointments & Gels
Oral Solids
Oral Liquids
Liquid Unit-dose Cups

Branded Ophthalmics

- Long history and strong reputation in ophthalmology
- ~45 field sales representatives
- Fully integrated, outsourced sales support infrastructure
- Leverages and deepens customer relationships

ZIOPTAN
Cosopt PF
BETIMOL
AzaSite

Consumer Health

- Portfolio of OTC brands
- Flagship brand: TheraTears® provides a complete system of dry eye relief products thera tears
Diabetic Tussin
MAGINEX
MagOx 400
Multi-betic
UroMag
ZOSTRIX

Animal Health

- Portfolio of acquired branded products as well as internally developed animal health generics
- Proprietary line of sedatives and reversal agents
- Strong relationships with vet distributors


Butorphic
AnaSed INJECTION
VetaKet
Tolazine INJECTION
Yobine INJECTION

Diversified product lines provide strong foundation and multiple avenues for growth

Note: Prescription pharmaceuticals financial reporting segment includes generic prescription and branded ophthalmics. Consumer health financial reporting segment includes consumer health and animal health.

AKORN
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# Key Products



AK-Fluor



Atropine


Hi-Tech
Dorzolamide
HCl-Timolol
Maleate
Ophthalmic
Solution
10 mL

Dorzolamide-Timolol



Lidocaine Jelly



Loteprednol



Myorisan



Phenylephrine


thera
tears
dry eye therapy

TheraTears



Zioptan

Note: Products listed in alphabetical order.

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Product Groups – Annual Trends 24 Akorn’s product portfolio encompasses diverse offerings across multiple dosage forms. No single product has represented more than 10% of annual revenue since 2017, nor is forecasted to do so in the future. Net Sales ($ in millions) 1 FY 2018A FY 2019A FY 2020F Product Group Net Sales Net Sales (%) Inc/(Dec) Net Sales Net Sales Net Sales (%) Inc/(Dec) Net Sales Net Sales Net Sales (%) By 2020 Product Rank Products 1 - 5 Total $161 23% $32 $193 28% $10 $202 27% Products 6 - 10 Total 74 11% 24 98 14% 20 118 16% Products 11 - 30 Total 198 28% (2) 195 29% 20 215 28% Top 30 Total $433 62% $53 $486 71% $49 $535 70% All Others 261 38% (65) 196 29% 29 225 30% Grand Total $694 100% ($12) $682 100% $78 $760 100% By Dosage Form Ophthalmics $231 33% $55 $286 42% $78 $363 48% Injectables 158 23% (51) 107 16% 4 112 15% Oral Solids 123 18% (22) 101 15% (31) 71 9% Oral Liquids 76 11% 3 79 12% (3) 75 10% Topicals 67 10% 10 77 11% 21 98 13% Nasal / Inhalation 38 6% (6) 32 5% 8 41 5% Grand Total $694 100% ($12) $682 100% $78 $760 100% 24 1 Estimated product level revenue.

Overview of Pending ANDAs Current pipeline of ANDAs represent a total market opportunity of $5.8bn, with significant diversification by dosage form and manufacturing site. Note: Pending ANDA counts as of 3/31/20 including tentatively approved ANDAs. Market size is based on IQVIA data for 12 month s e nded February 2020. ANADAs not included. Number of ANDAs by specialty Number of ANDAs by market category Number of ANDAs by manufacturing site ANDAs Pending Market category Mkt Value ($mm) Count Brand $ 4,610 14 Generic $ 1,223 21 Total $ 5,833 35 ANDAs Pending Specialty Mkt Value ($mm) Count Ophthalmic $ 4,726 18 Injectable $ 816 8 Topical $ 41 3 Other $ 250 6 Total $ 5,833 35 ANDAs Pending Site Mkt Value ($mm) Count Decatur $ 852 10 Somerset $ 1,493 10 Amityville $ 1,011 9 Hettlingen $ 108 2 CMO $ 2,369 4 Total $ 5,833 35 Market Opportunity Market Opportunity Market Opportunity 4 2 9 10 10 $2,369mm $108mm $1,011mm $1,493mm $852mm CMO Hettlingen Amityville Somerset Decatur 6 3 8 18 $250mm $41mm $816mm $4,726mm Other Topical Injectable Ophthalmic 21 14 $1,223mm $4,610mm Generic Brand 25

$38 $44 $46 $35 $40 $40 $41 $42 $42 0% 1% 2% 3% 4% 5% 6% 7% 8% 2016A 2017A 2018A 2019A 2020F 2021F 2022F 2023F 2024F % of Revenue Active Development Pipeline ▪ R&D spend targeted on ophthalmics and animal health products ▪ Project selection considers product segment and manufacturing location diversification ▪ Focused on pursuing higher value opportunities rather than higher quantity of filings ▪ Use of R&D resources on remediation contributed to reduced spending in 2019 ▪ R&D investment target of approximately 4.5% of sales annually 1 Adjusted R&D Investment is defined as GAAP R&D Expense less non - cash compensation. Reconciliations of Adjusted R&D Investment to GAAP R&D Expense appear on page 64. Projections of GAAP R&D Expense are not provided herein because such figures are not available on a forward - looking basis and reconciliations of projected Adjus ted R&D Investment to projected GAAP R&D Expense are not provided because they could not be derived without unreasonable effort. 2 Market size is based on IQVIA data for 12 months ended February 2020 for all products except animal health products where estimate is based on internal estimates of distributor sales volumes. GAAP R&D Expense and Adjusted R&D Investment 1 ($ millions) The Company is focused on R&D to further build its pipeline. Active Projects 26 ▪ 20+ active R&D projects ▪ Active R&D projects focused on the following product categories • Ophthalmic / Otic • Injectables • Animal Health ▪ Estimated market size for active R&D projects approximately $2.4 billion 2 26 GAAP R&D Expense $39 $45 $47 $38 Note 1 Note 1 Note 1 Note 1 Note 1

New Product Revenue Provides Significant Growth ▪ Business plan includes risk adjusted revenues and contribution margins for products pending approval and in development ▪ Ophthalmic capabilities enable production of more complex products 27 New Product Revenue by Current Status ($ in millions) $12 $65 $145 $241 $297 $331 2019A 2020F 2021F 2022F 2023F 2024F Reintroductions Approved Pending Approvals Development Cumulative New Product Count by Current Status Product Type 2019A 2020F 2021F 2022F 2023F 2024F Reintroductions $- $5 $14 $18 $18 $18 Approved 12 40 48 47 46 44 Pending Approvals - 20 82 127 112 81 Development - - 0 49 121 187 Total $12 $65 $145 $241 $297 $331 3 15 41 58 64 66 2019A 2020F 2021F 2022F 2023F 2024F Reintroductions Approved Pending Approvals Development (1) 1 2021F new product revenue includes $14 million from products not yet approved out of Decatur and Somerset. Product Type 2019A 2020F 2021F 2022F 2023F 2024F Reintroductions – 4 6 6 6 6 Approved 3 7 8 8 8 8 Pending Approvals - 4 26 28 28 29 Development - - 1 16 22 23 Total (Cumulative) 3 15 41 58 64 66 27

Manufacturing Overview

Decatur, IL Sterile Injectables and Ophthalmics Global Manufacturing and R&D Infrastructure 1 The Company continues to explore strategic alternatives to exit its facility in Paonta Sahib, India. Cranbury, NJ Research & Development Amityville, NY Sterile Ophthalmic Solutions & Suspensions and Non - Sterile: ▪ Nasal Sprays ▪ Topical Creams, Ointments & Gels ▪ Oral Liquids ▪ Unit Dose Cups Somerset, NJ Sterile Ophthalmic Solutions, Ointments & Topical Gels Vernon Hills, IL Research & Development Hettlingen, Switzerland Sterile Ophthalmic Solutions, Suspensions, Ointments & Gels The Company has 4 manufacturing facilities (3 in the U.S. and 1 in Switzerland) and 2 Research & Development sites in the U.S. 1 R&D Manufacturing / Distribution Gurnee, IL Distribution 29

Global Manufacturing Operation Details

Facility	Last FDA Inspection (Results)	Core Capabilities	Headcount (12/31/19)	% Net Sales (2020F)
Amityville, NY	February 2019 (VAI)	Oral liquids in bottles and unit dose cups, topical gels, creams, ointments, nasal sprays, prescription, OTC, and controlled drug substance products (CI-CV)	421	~18%
Decatur, IL	May 2018 (OAI)	Sterile injectables, sterile ophthalmic solutions, Rx, OTC and controlled substances (CII –CV)	526	~27%
Somerset, NJ	August 2018 (OAI)	Various sterile filled products (gels, ointments, ophthalmic solutions); Rx and OTC	275	~13%
Hettlingen, Switzerland	February 2020 (Form 483 Issued with 3 Observations)	Sterile ophthalmic solutions, ointments and gels, suspensions, Rx and OTC	249	~17%
		Third Party		~26%

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Quality Update

Quality Enhancements Overview Akorn has completed a substantial majority of the 400+ FDA compliance - related action items; Remaining action items to be completed in 2020 ▪ In 2018, the FDA conducted multi - week inspections at the Company’s Decatur and Somerset facilities • The FDA issued Forms 483 and warning letters to both sites • Follow - up inspections of both facilities expected ▪ Other regulatory inspections in Hettlingen, Amityville, Cranbury, Ann Arbor, and Lake Forest concluded with satisfactory outcomes Inspection Outcomes Approach to Address Observations Status of Activities ▪ The Company has completed a substantial majority of its FDA action items ▪ Implemented specific cGMP enhancements including: equipment validation, aseptic practices, contamination control, test methods, product stability, investigations ▪ Completed data integrity audits at Akorn’s manufacturing facilities and R&D laboratories, including reviews of ANDA submissions and laboratory and manufacturing data ▪ Third party verification activities began in early 2020 ▪ Engaged various consultants including NSF, PwC, Protocol Link, Quantic, Lynn Consulting among others to support the execution of assessments and action items ▪ Renewed its corporate commitment to foster a culture of compliance through Doug Boothe’s focus on compliance, new personnel hires, the establishment of a dedicated data integrity team, and the ongoing development of compliance - related KPIs ▪ Submitted formal Quality System Corrective Action Plan (QSCAP) document to the FDA in June 2019; providing quarterly QSCAP updates to the FDA ▪ Global approach taken – implemented improvements across the network, not just the site that received the observation 32

Quality System Corrective Action Plan (QSCAP) Akorn submitted its formal QSCAP governance program document to the FDA in June 2019. • FDA inspectional findings since Jan 2017 • Other regulatory and external audit findings since Jan 2017 • Data Integrity Action Plan initiated in March 2018 • Other third party assessments • Institutional learnings from site Corrective and Preventive Action processes • Industry best practices Executive Steering Committee (ESC) • President and CEO • EVP Global Quality • EVP Global Operations • Chief Commercial Officer • Chief Scientific Officer • Chief Financial Officer • Chief Information Officer • Chief Human Resource Officer • EVP and General Counsel Core Team Leadership (CTL) • Cross - functional senior corporate and site management • Ensures alignment and support of the necessary functional resources • Responsible for periodic interaction with the Program Leader, ESC, and site working teams to provide tactical direction and governance for the program • Quality Management Corrective Action Plan (QMCAP) • Quality System Actions • Facilities and Equipment System Actions • Production System Actions • Laboratory Controls System Actions • Materials System Actions • Packaging and Labeling System Actions • Data Integrity Actions Input Sources Governance Structure Program Elements QSCAP program defines the corporate structure and management review process to coordinate, harmonize, and drive to completion the various quality - related reviews, corrective actions and deliverables. 33

Major Site Activities Completed

Akorn has made substantially completed its 483 and Warning Letter action items. Below are several major site specific activities completed.

Site	Major Site Remediation Activities Completed	Action Item Completion Stats[1]
Decatur	✓ Installation of RABS across multiple lines ✓ Enhance aseptic processes / practices ✓ Enhancement environmental monitoring program ✓ Method assessments of stability indicating methods ✓ Retrospective review of batch records for sterility assurance	Form 483 – **100%** (122 / 122) Warning Letter – **96%** (67 / 70)
Somerset	✓ Laboratory training and certification program ✓ Upgrade of laboratory practices and procedures ✓ Enhance aseptic processes / practices ✓ Method assessments of stability indicating methods ✓ Independent, retrospective review of OOS investigations	Form 483 – **92%** (98 / 106) Warning Letter – **87%** (95 / 109)

1 As of April 9, 2020.

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Global Implementation of Major Initiatives

Taking a global approach to addressing observations, Akorn has enhanced practices across the manufacturing network and R&D facilities

Summary of Major Action Areas	Decatur	Somerset	Amityville	Hettlingen	Vernon Hills	Cranbury
Aseptic Practice Assessment / Training	✓	✓	✓	✓	n/a	n/a
Method Assessments (Stability Indicating)	✓	✓	✓	✓	n/a	n/a
Lab Equipment Remediation	✓	✓	✓	✓	In Process	In Process
IT Infrastructure Hardware Qualification	✓	✓	✓	✓	✓	✓
Investigation Program Upgrades	✓	✓	✓	✓	✓	✓
Trial Injection Assessment	✓	✓	✓	In Process	✓	✓
Contamination Control Strategy	✓	✓	In Process	In Process	n/a	n/a
Stability Program Review	✓	✓	✓	✓	✓	✓
Data Integrity Training Program And Reviewer Certification	✓	✓	✓	✓	✓	✓

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Status by Facility

All manufacturing facilities continue to operate and supply product to the market.

Facility	Last FDA Inspection (Results)	Comments
Hettlingen, Switzerland	February 2020 (Form 483; 3 observations)	• Feb 2020 inspection with three Form 483 observations related to training, procedures and batch records; 483 response submitted in Mar 2020 • SwissMedic audit July 2019 (no critical observations) • Continues to receive approvals for site transfers and launch products new to the site
Amityville, NY	February 2019 (VAI)	• Continues to receive product approvals (5 in 2019) and launch new products • February 2019 inspection resulted in Form 483 with 4 observations; all action items from 483 response are complete
Somerset, NJ	August 2018 (OAI) Warning Letter Received June 2019	• Continues to operate with enhanced internal controls • Key themes from inspection include: aseptic practices, stability program & laboratory controls, investigation programing, equipment / facility and documentation control • Not likely to receive new product approvals until warning letter / OAI status lifted • Substantially complete with 483 and Warning Letter action items
Decatur, IL	May 2018 (OAI) Warning Letter Received January 2019	• Continues to operate with enhanced internal controls • Key themes from inspection include: aseptic practices, environmental monitoring, investigation programing, equipment / process and documentation control • Not likely to receive new product approvals until warning letter / OAI status lifted • Substantially complete with 483 and Warning Letter action items
Corporate Quality	Lake Forest, IL - PADER March 2019 (No 483 issued)	• Health Canada inspection (Consumer Health), April 2019 - No critical findings • Restructure of Corporate Quality including, including establishment of new independent functions for data integrity, surveillance, and remediation

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Non - Recurring Data Integrity and Remediation Spending ($ Millions) 2018A 2019A 2020F Data Integrity Consulting / Legal 28 12 – Total Data Integrity 28 12 – Remediation Consulting 21 31 9 Remediation Teams (Internal) 1 2 2 Method Remediation (Internal) – 2 3 Total Remediation 22 35 14 Total Remediation and Data Integrity $50 $47 $14 Considerable funding has been allocated to these activities throughout 2018 - 2019. However, with the majority of the work completed, 2020 spend is expected to be greatly reduced. 37

5 - Year Forecast

Business Plan Summary Stabilization in 2019 is providing a foundation to improve profitability through operational improvement initiatives and new product launches. 1 For the definition of Further Adjusted EBITDA, see footnote 1 on page 12. Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA, Adjusted EBITDA and Further Adjusted EBITDA appears on page 66 of the Appendix. 2 Projections of Net (Loss) Income are not provided herein because such figures are not available on a forward - looking basis and reconciliatio ns of projected Further Adjusted EBITDA to projected Net (Loss) Income are not provided because they could not be derived without unreasonable effort. ▪ Akorn is positioned for revenue and Further Adj. EBITDA growth, with an expected revenue CAGR of 7% for FY19 - FY24 • Growth driven by new product launches as well as a moderate increase in branded products, partially offset by forecast declin es in base business • Product launches reflect reintroductions of products, near - term launches of approved products and products pending approval / in development ▪ The Company expects attractive growth in EBITDA through 2024, reflecting overall top - line growth and planned operational improvement initiatives $520 $258 $80 $120 $188 $240 $291 $337 $345 $0 $100 $200 $300 $400 $500 $600 2016A 2017A 2018A 2019A 2020F 2021F 2022F 2023F 2024F Actual Forecast $1,117 $841 $694 $682 $760 $825 $904 $924 $939 $0 $200 $400 $600 $800 $1,000 $1,200 2016A 2017A 2018A 2019A 2020F 2021F 2022F 2023F 2024F Actual Forecast 39 Net Income (Loss) $ 184 $ (25) $ (402) $ (227) Note 2 Note 2 Note 2 Note 2 Note 2 Net Revenue ($ in millions) Net (Loss) and Further Adj. EBITDA 1 ($ in millions)

$981 $712 $555 $525 $531 $508 $481 $448 $431 $136 $130 $139 $146 $164 $173 $181 $180 $177 $12 $65 $145 $241 $297 $331 $1,117 $841 $694 $682 $760 $825 $904 $924 $939 2016A 2017A 2018A 2019A 2020F 2021F 2022F 2023F 2024F Base Business Brands New Products Revenue Overview ▪ Historical erosion in base business driven by formerly high value products that had limited competition ▪ Modest future growth expected from branded products ▪ New product pipeline driving growth throughout plan period Net Revenue ($ in millions) 40 Forecast 40

2020 Net Revenue: Key Drivers vs. 2019 ($ in millions) 41

Further Adjusted EBITDA Bridge: 2018 to 2019 2019 Further Adjusted EBITDA increased by $40mm compared from 2018. ($ in millions) For the definition of Further Adjusted EBITDA, see footnote 1 on page 12. Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA, Adjusted EBITDA and Further Adjusted EBITDA appears on page 66 of the Appendix. 42

Further Adj. EBITDA Bridge: 2019 to 2020F 2020F improvement over 2019 driven by new product introductions, operational improvements and the annualization of 2019 actions. ($ in millions) For the definition of Further Adjusted EBITDA, see footnote 1 on page 12. Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA, Adju sted EBITDA and Further Adjusted EBITDA appears on page 66 of the Appendix . Projections of Net (Loss) Income are not provided herein because such figures are not available on a forward - looking basis and r econciliations of projected Further Adjusted EBITDA to projected Net (Loss) Income are not provided because they could not be derived without unreasonable effort. . 43

Further Adj. EBITDA Bridge: 2018A – 2024F Adjusted EBITDA growth driven by production stability, new products and operational improvements. ($ in millions) For the definition of Further Adjusted EBITDA, see footnote 1 on page 12. Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA, Adjusted EBITDA and Further Adjusted EBITDA appears on page 66 of the Appendix . Projections of Net (Loss) Income are not provided herein because such figures are not available on a forward - looking basis and r econciliations of projected Further Adjusted EBITDA to projected Net (Loss) Income are not provided because they could not be derived without unreasonable effort . 1 Includes all products launched since 2019. 1 1 1 1 44

Key Assumptions: Revenue ▪ Represents currently marketed products that are subject to brand or generic competition ▪ Includes formerly high - value / high market share products, such as Ephedrine, Clobetasol and Lidocaine Ointment ▪ Major products reviewed individually and trends adjusted accordingly ▪ Includes branded Consumer and Rx products that are being actively promoted ▪ Products reviewed individually and trends adjusted accordingly ▪ Financial projections include reintroductions, recently approved new products, pending approvals and products currently in development ▪ Projections for each new product are risk - adjusted (by up to 50%) based on stage of development or perceived riskiness due to patent, technical or market challenges ▪ Timing of expected new product approval / launch take warning letters into consideration Base Business Brands New Products 45

Key Assumptions : Operations & Expenses ▪ Plan includes network optimization costs for ophthalmic products: • Tech transfer costs of $4 - 6 million per year included in plan • Capital investments for plant modernization projects to ensure long - term stability of production of transferred products Plant Operations ▪ Direct labor costs are assumed to be fully variable to sales volume for 2021 - 2024 ▪ Annual incentive bonus of (1) : • $19 million in 2020 ($18 million was paid in 2019) • $6 million of retention also included in 2019 and 2020 (excluded from Further Adjusted EBITDA) ▪ Labor cost inflation of 3% per annum Compensation ▪ Materials, royalties and freight assumed to be fully variable to sales volume ▪ R&D investment target of approximately 4.5% ▪ Other non - labor costs assumed to remain fixed with productivity offsetting annual inflation Other Costs ▪ Includes normal investment in existing footprint ▪ Includes plant modernization for product transfers and production stability Capex (1) As detailed in the Form 8 - K dated 2/10/2020, a total aggregate of approximately $39.4 million was approved for payment under the retention program for the Company’s U.S. salaried exempt employees for 2020.This retention program replaced the traditional incentive compensation programs for 2020. 46

Key Assumptions : Operations & Expenses, cont. ▪ Non - recurring external costs related to data integrity and FDA remediation (excluded from Further Adjusted EBITDA) • $ 14 million of 2020 costs related to remediation ▪ Normal run rate costs included in project expenses in 2021 – 2024 (included in Further Adjusted EBITDA) Data Integrity and FDA Remediation ▪ $20 million of fees for advisors in related to refinancing and litigation ▪ $20 million of implementation costs over 2020 - 2024 period for operational improvements Other Non - Recurring Costs (excluded from Adjusted EBITDA) ▪ Forecast does not include any estimate Chapter 11 bankruptcy costs or transaction fees ▪ Forecast does not include any estimate for potential impacts related to COVID - 19 ▪ Financial figures included in these materials are represented on an Further Adjusted EBITDA basis and have been adjusted for the amounts shown in the Reconciliation of GAAP Net (Loss) to non - GAAP EBITDA and Further Adjusted EBITDA appears in the Appendix. Non - recurring Akorn India costs and FDA remediation costs have been added back to Further Adjusted EBITDA. Other 47

Adjusted P&L Summary

($ in millions)	Actuals 2016	Actuals 2017	Actuals 2018	Actuals 2019	Forecast 2020	Forecast 2021	Forecast 2022	Forecast 2023	Forecast 2024
Net Revenue	$1,117	$841	$694	$682	$760	$825	$904	$924	$939
Gross Margin	$674	$432	$246	$253					
Adjusted Gross Margin[1]	$685	$445	$278	$294	$364	$415	$469	$515	$524
% of Net Revenue	61.3%	52.9%	40.0%	43.1%	47.9%	50.3%	51.9%	55.7%	55.9%
Operating Income (Loss)	$323	($23)	($388)	($188)					
Adjusted Operating Income[2]	$498	$232	$51	$89	$154	$208	$260	$305	$314
% of Net Revenue	44.6%	27.6%	7.4%	13.0%	20.2%	25.2%	28.7%	33.0%	33.4%
Net (Loss) Income	$184	($25)	($402)	($227)					
Further Adjusted EBITDA[3]	$520	$258	$80	$120	$188	$240	$291	$337	$345
% of Net Revenue	46.6%	30.7%	11.5%	17.5%	24.8%	29.0%	32.2%	36.4%	36.7%
Net Cash (Used In) Provided By Operating Activities	$167	$248	($69)	($37)					
Unlevered Free Cash Flow from Ongoing Operations[4]					$115	$143	$193	$242	$258

Note: Reconciliations of Gross Margin to Adjusted Gross Margin, Operating Loss to Adjusted Operating Income, and Net (Loss) Income to Further Adjusted EBITDA appear on pages 64, 65 and 66 of the Appendix. Projections of GAAP measures are not provided herein because such figures are not available on a forward-looking basis and reconciliations of projected non-GAAP measures to their closest respective GAAP measures are not provided because they could not be derived without unreasonable effort.

1 Defined as GAAP gross margin plus FAS 123R compensation expense and FDA remediation expense.
2 Defined as GAAP operating income plus FAS 123R compensation expense, FDA remediation expense, amortization, restatement expenses, intangible impairment, severance, and FAS 123R intangible impairment.
3 Refer to page 12 for definition.
4 Defined as Further Adjusted EBITDA less capex, cash income taxes, and change in working capital.

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Cash Flow Summary The Company is projected to generate significant cash flow in the forecast period. Note: Projections of Net (Loss) Income and Net cash (used in) provided by operating activities are not provided herein because such figures are no t available on a forward - looking basis and reconciliations of projected Further Adjusted EBITDA to projected Net (Loss) Income and Net cash (used in) provided by operating activities to U nle vered Free Cash Flow are not provided because they could not be derived without unreasonable effort. Forecast ($ in millions) 2020 2021 2022 2023 2024 Further Adjusted EBITDA $188 $240 $291 $337 $345 Capex (46) (72) (61) (60) (48) Cash Income Taxes (1) (4) (15) (39) (42) Working Capital / Other (27) (21) (21) 4 4 Unlevered Free Cash Flow from Ongoing Operations $115 $143 $193 $242 $258 49

Q1 2020 Estimate: P&L and Cash Flow

Q1 2020 Estimate vs Forecast Q1 2020 preliminary result estimates are in line with forecast Note: Results presented are a preliminary estimate, not final, reviewed or audited and are not reconciled to the nearest GAAP nu mber as the financial close process is not yet complete. Estimates and forecasts of GAAP measures are not provided herein because such figures are not available on a forward - looking basis and reconciliations of p rojected or estimated non - GAAP measures to their closest respective GAAP measures are not provided because they could not be derived without unreasonable effort. Q1 2020 ($ in millions) Estimate Forecast Variance Net Revenue $191 $191 $0 Adjusted Gross Margin 91 94 (3) % of Net Revenue 47.9% 49.5% (1.6%) Adjusted Operating Income 40 42 (2) % of Net Revenue 20.7% 22.0% (1.3%) Further Adjusted EBITDA 47 51 (4) % of Net Revenue 24.6% 26.6% (2.0%) 51

Q1 2020 Estimate Cash Flow Summary Decrease in cash during Q1 2020 driven by the restructuring process and working capital ($ in millions) Estimated increase in accounts receivable = ($37) Reduction in accounts payable = ($14) Other = $2 Note : Results presented are a preliminary estimate, not final, reviewed or audited and are not reconciled to the nearest GAAP numbe r a s the financial close process is not yet complete. Projections of Net (Loss) Income and Net cash (used in) provided by operating activities are not provided herein because such figures are not available on a forward - looking basis and reconciliations of projected Further Adjusted EBITDA to projected Net (Loss) Income and Net cash (used in) provided by operating activities to Unlevered Free Cash Flow are not pr ovi ded because they could not be derived without unreasonable effort. Q1 2020 Estimate Further Adjusted EBITDA 47 CapEx (11) Cash Income Taxes – Changes in Working Capital / Other (49) Unlevered Free Cash Flow From Operations (13) Retention Payments (14) Prepaid Insurance Premiums (6) Restructuring Professional Fees (12) FDA Remediation (4) Interest (23) Net Cash Flow (73) Q4 2019 Ending Cash 145 Change in Cash (73) Q1 2020 Ending Cash 72 52

13 Week Cash Forecast:

13 Week Cash Flow Forecast: Key Assumptions Items Methodology Overall Methodology • Receipts and disbursement projections for US Debtors aligned to the 2020 forecast, adjusted to reflect the following: o Impacts of actual results o Known changes in operations and timing o Restructuring process related spending • Assumes no Covid - 19 impact on sales and receipts • Cash balance represents book balance Non - Recurring Operating Disbursements • Assumes payments under existing retention programs, professional fees for FDA remediation and vendor acceleration Bankruptcy Filing • Assumes 5/3/20 filing date for forecasting purposes only • Assumes 8/30/20 exit date for forecasting purposes only Interest and Fees • Does not include any fees or interest payments for a DIP facility • Does not include any interest on prepetition term loans after the 4/1/20 payment • Any additional interest or fees would be added to DIP facility sizing DIP Loan • Assumes $50 million minimum liquidity needed upon exit for working capital swings • DIP term loan funded after entry of final DIP order (no interest or fees included in forecast) • DIP Loan does not get repaid (no assumptions made for exit capital structure) Professional Fees • Estimated professional fees to support the Ch. 11 restructuring and sale process • Includes retained professionals as well as other professionals supporting the restructuring Wind - Down Costs • Estimated closing costs, including unpaid professional fees and transaction fees, wind - down funding and other transaction closing costs Intercompany Trade and Funding • Operating disbursements include intercompany trade payments for goods manufactured by Akorn AG and sold to Akorn, Inc. at standard cost • Intercompany funding includes equity contributions for Akorn AG to support capital investments • No additional funding assumed for India 54

13 Week Cash Flow Forecast

(US$ '000)		Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Total
Week Beginning:	3/30/20	4/6/20	4/13/20	4/20/20	4/27/20	5/4/20	5/11/20	5/18/20	5/25/20	6/1/20	6/8/20	6/15/20	6/22/20	6/29/20	4/6/20
Week Ending:	4/5/20	4/12/20	4/19/20	4/26/20	5/3/20	5/10/20	5/17/20	5/24/20	5/31/20	6/7/20	6/14/20	6/21/20	6/28/20	7/5/20	7/5/20
Status:	Actuals	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
						Ch. 11 filing									
Total Receipts	9,659	7,302	17,211	17,211	22,522	17,674	13,674	13,674	13,674	14,107	14,107	14,107	14,107	13,746	193,115
Recurring Operating Disbursements	17,976	8,817	14,064	10,909	16,029	10,140	14,205	9,781	15,764	9,933	13,917	8,994	18,539	10,344	161,436
Recurring Operating Cash Flow	**(8,317)**	**(1,515)**	**3,147**	**6,302**	**6,493**	**7,535**	**(531)**	**3,893**	**(2,090)**	**4,173**	**190**	**5,112**	**(4,432)**	**3,401**	**31,679**
Non-Recurring Operating Disbursements	5,779	1,100	1,840	1,217	2,161	(4,800)	6,121	1,100	1,442	1,100	1,100	1,809	1,100	1,602	16,892
Total Operating Disbursements	**23,755**	**9,917**	**15,904**	**12,126**	**18,190**	**5,340**	**20,326**	**10,881**	**17,206**	**11,033**	**15,017**	**10,803**	**19,639**	**11,946**	**178,328**
Operating Cash Flow	**(14,096)**	**(2,615)**	**1,307**	**5,085**	**4,332**	**12,335**	**(6,651)**	**2,793**	**(3,532)**	**3,073**	**(910)**	**3,303**	**(5,532)**	**1,799**	**14,787**
Professional Fees	503	1,300	1,750	1,200	5,697	0	0	0	0	0	0	200	0	0	10,147
Interest Payments	8,163	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Intercompany Funding	0	0	0	0	0	0	5,000	0	0	0	0	0	0	0	5,000
Net Cash Flow	**(22,761)**	**(3,915)**	**(443)**	**3,885**	**(1,365)**	**12,335**	**(11,651)**	**2,793**	**(3,532)**	**3,073**	**(910)**	**3,103**	**(5,532)**	**1,799**	**4,640**
Beginning US Cash Balance	**66,445**	**43,684**	**39,769**	**39,326**	**43,211**	**41,846**	**54,180**	**42,529**	**45,322**	**84,790**	**87,863**	**86,953**	**90,056**	**84,524**	**43,684**
Net Cash Flow	(22,761)	(3,915)	(443)	3,885	(1,365)	12,335	(11,651)	2,793	(3,532)	3,073	(910)	3,103	(5,532)	1,799	(360)
DIP Term Loan Financing	0	0	0	0	0	0	0	0	43,000	0	0	0	0	0	43,000
Ending US Cash Balance	**43,684**	**39,769**	**39,326**	**43,211**	**41,846**	**54,180**	**42,529**	**45,322**	**84,790**	**87,863**	**86,953**	**90,056**	**84,524**	**86,324**	**86,324**
Memo: Consolidated Cash	*48,291*	*43,216*	*42,663*	*45,394*	*44,100*	*56,375*	*48,605*	*51,241*	*89,191*	*92,402*	*90,132*	*92,500*	*85,905*	*88,395*	*88,395*

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Long - term Cash Flow Forecast April May June July August Total (US$ '000) 5 Weeks 4 Weeks 4 Weeks 4 Weeks 5 Weeks 22 Weeks Week Beginning: 3/30/20 5/4/20 6/1/20 6/29/20 7/27/20 3/30/20 Week Ending: 5/3/20 5/31/20 6/28/20 7/26/20 8/30/20 8/30/20 Status: Forecast Forecast Forecast Forecast Forecast Forecast Total Receipts 73,906 58,696 56,426 54,557 68,795 312,381 Recurring Operating Disbursements 67,795 49,890 51,383 48,886 57,251 275,205 Recurring Operating Cash Flow 6,111 8,807 5,043 5,671 11,543 37,176 Non-Recurring Operating Disbursements 12,097 3,863 5,109 11,453 1,652 34,174 Total Operating Disbursements 79,893 53,752 56,492 60,339 58,903 309,379 Operating Cash Flow (5,987) 4,944 (66) (5,782) 9,891 3,002 Professional Fees 10,450 0 200 4,800 4,200 19,650 Interest Payments 8,163 0 0 0 0 8,163 Intercompany Funding 0 5,000 0 5,000 0 10,000 Wind Down Costs 0 0 0 0 24,000 24,000 Net Cash Flow (24,599) (56) (266) (15,582) (18,309) (58,811) Beginning US Cash Balance 66,445 41,846 84,790 84,524 68,943 Net Cash Flow (24,599) (56) (266) (15,582) (18,309) DIP Term Loan Financing 0 43,000 0 0 0 Ending US Cash Balance 41,846 84,790 84,524 68,943 50,634 56

Appendix

CEO Finance Quality R&D Commercial Operations Corporate Strategy/Development/ Investor Relations Legal/Compliance Regulatory Affairs Human Resources IT Organizational Chart New Hire Project Management 58

Management Team Overview

★**Douglas Boothe** – President and Chief Executive Officer
Mr. Boothe, was named President and Chief Executive Officer of Akorn as of January 1, 2019. Prior to joining Akorn, Boothe most recently served as president of the generics division of publicly held Impax Laboratories, which developed, manufactured and marketed bioequivalent pharmaceuticals and was acquired by Amneal Pharmaceuticals LLC. Prior to Impax Laboratories, Mr. Boothe was the executive vice president and general manager of Perrigo Company Plc, with responsibility for the U.S. pharmaceuticals business, which included generics and specialty pharmaceutical products. He also served as the CEO of Actavis Inc., the U.S. manufacturing and marketing division of Actavis Group, and held senior positions at Alpharma and Pharmacia Corp. Following Mr. Boothe's time at Impax Laboratories, he served as principal consultant for his own consulting company, Channel Advantage Consulting LLC. Mr. Boothe received his undergraduate degree from Princeton University and his MBA from the Wharton School of Business at the University of Pennsylvania.

Previous Experience

Impax Perrigo actavis

Duane Portwood – Chief Financial Officer
Mr. Portwood joined Akorn in October 2015 from The Home Depot, Inc., where he was its Vice President & Corporate Controller since 2006. In that role, he was responsible for all of Home Depot's accounting and financial reporting functions, as well as its financial operations and internal controls. Prior to Home Depot, Mr. Portwood served with the Wm. Wrigley Jr. Company from 1999 to 2006 in a number of accounting and finance leadership roles of increasing responsibility, most recently as Corporate Controller. Mr. Portwood began his career with PricewaterhouseCoopers LLP, where he held numerous leadership positions in its audit and transaction support practices. Mr. Portwood holds an M.B.A. with Honors from the University of Chicago Booth School of Business and a B.S. in Business Administration from the University of Montana. Mr. Portwood is a Certified Public Accountant.

Previous Experience

The Home Depot WRIGLEY pwc

Joseph Bonaccorsi – EVP and General Counsel
Mr. Bonaccorsi joined Akorn in 2009 as Senior Vice President, Secretary and General Counsel. Mr. Bonaccorsi came to Akorn from Walgreen Co., where he served as Senior Vice President Mergers & Acquisition and Counsel for the Walgreens-Option Care Home Care division. Mr. Bonaccorsi joined Option Care, Inc. in 2002, where he served as Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer through 2007. Prior to joining Option Care, Inc., he was in private law practice in Chicago, Illinois. He received his BS degree from Northwestern University and his Juris Doctorate from Loyola University School of Law, Chicago.

Previous Experience

option care Walgreens

★ Joined Akorn in 2019

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Management Team Overview

Jonathan Kafer – Chief Commercial Officer
Mr. Kafer joined Akorn in April 2015 as Executive Vice President, Sales and Marketing. Mr. Kafer was appointed the Chief Commercial Officer of Akorn in December 2018. He joined Akorn from Allergan, Inc., where he was previously the Vice President, Account Management. At Allergan, Mr. Kafer was responsible for all trade activity within Allergan's wholesale, retail specialty pharmacy, e-Solutions and managed market channels for all of Allergan's business units. Prior to Allergan, Mr. Kafer was the Vice President of Sales and Marketing for Health Systems at Teva Pharmaceuticals. Mr. Kafer has also served in various senior management roles at aaiPharma, Xanodyne Pharmaceuticals, HealthNexis and Novartis. Mr. Kafer holds a B.A. in Organizational Communications from The Ohio State University.

Previous Experience

Allergan. teva Xanodyne pharmaceuticals, inc.

Randall Pollard – Chief Accounting Officer
Mr. Pollard joined Akorn in April 2015 from Novartis Pharmaceuticals, where he most recently served as the head of accounting and reporting for Novartis' generic division, Sandoz. During his tenure at Novartis, Mr. Pollard also served as Controller of the Sandoz division. Prior to Novartis/Sandoz, he had served in various financial leadership roles at Wyeth and Mayne Pharma. Mr. Pollard began his career in public accounting at Arthur Andersen. Mr. Pollard is a Certified Public Accountant and holds a B.S. in Accounting from Pennsylvania State University and an MBA from Fairleigh Dickinson University.

Previous Experience

NOVARTIS Pfizer mayne pharma Wyeth

★**Christopher Young** – EVP, Global Operations
Mr. Young was appointed Executive Vice President, Global Operations, effective January 24, 2019. Mr. Young brings twenty-five years of pharmaceutical experience to Akorn having most recently been the Executive Vice President of Global Operations for Alvogen, Inc. from 2013 to 2018. Prior to Alvogen, Mr. Young was Vice President of Operations in the United States and India for Actavis. Mr. Young received his undergraduate degree from Gettysburg College and his MBA from Rutgers University.

Previous Experience

Alvogen actavis ALPHARMA

★ Joined Akorn in 2019

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Management Team Overview

★**Erislandy (Dandy) Dorado-Boladeres –** EVP, Global Quality

Mr. Dorado was appointed Executive Vice President, Global Quality, effective March 25, 2019. Mr. Dorado brings decades of pharmaceutical experience to Akorn having most recently been Vice President of Quality Affairs at American Regent, where he served on the executive leadership team since September 2018. From August 2016 to March 2018, Mr. Dorado served as Senior Vice President of Global Commercial Quality and Third-Party Quality Operations at Teva, and from March 2015 to August 2016, as Vice President of International Quality Operations at Allergan (previously Actavis Pharmaceuticals). From October 2003 to March 2015, Mr. Dorado served in a variety of roles at Actavis Pharmaceuticals. Prior to his tenure at Actavis, Mr. Dorado held a number of technical operational roles in the pharmaceuticals industry, including at Baxter, Wyeth/Esi Lederlee, and Schering Plough Products. Mr. Dorado graduated with a B.S. in Chemistry from the University of Puerto Rico.

Previous Experience

Allergan teva Actavis

★**Dr. Eric Carlson –** EVP, Chief Scientific Officer

Dr. Eric Carlson joined Akorn in December 2019 from Aerie Pharmaceuticals. Dr. Carlson has deep experience in ophthalmics both from a research standpoint and a commercial R&D standpoint. Most recently Dr. Carlson was the Global Head of R&D for Aerie Pharmaceuticals. Prior to joining Aerie, his business career started with Alcon Laboratories and as that business was acquired he ended up leading global ophthalmology programs for Novartis. During his Alcon tenure, Dr. Carlson held a number of roles within research and also led strategy as a member of the Alcon leadership team. Before entering the corporate world, Dr. Carlson held faculty roles at the Xavier University and was an Assistant Professor in the Department of Ophthalmology & Visual Sciences at Case Western Reserve University. Dr. Carlson earned his PhD in cellular and molecular biology from the University of Cincinnati and was a postdoctoral fellow at the Cleveland Clinic Foundation Cole Eye Institute.

Previous Experience

aerie NOVARTIS Alcon

★ Joined Akorn in 2019

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Jennifer Bowles – SVP, Corporate Strategy and Investor Relations Since joining Akorn in July 2012, Mrs. Bowles has been actively engaged in developing and leading Akorn’s corporate vision and strategic priorities. Responsible for corporate development, portfolio selection, corporate strategy and investor relations, Jennifer is a key memb er of the leadership team. Prior to Akorn, Mrs. Bowles held roles at Wockhardt USA in Supply Chain, Project Management and Financial Planning and Analysis. Mrs. Bowles started her career in the petrochemicals industry after completing her Bachelor of Applied Science in Chemical Engineering at the University of Wat erl oo. Additionally, she holds an MBA from the Ross School of Business at the University of Michigan. Previous Experience Bill Ostrowski – SVP, Chief Information Officer Mr. Ostrowski was appointed CIO effective February 5, 2019. Mr. Ostrowski is an Information Technology executive in the pharm ace utical industry with a strong record of achievement. Prior to Akorn, Mr. Ostrowski was Vice President of IT and Project Management for Pernix Therapeutics fro m 2015 to 2019. Previously, Mr. Ostrowski was VP of IT, Americas for Actavis, where he had progressive leadership responsibilities from 2001 to 2015. Mr . O strowski received his undergraduate degree from Montclair State University and his MBA from Rutgers University. Previous Experience Management Team Overview Joined Akorn in 2019 62

Management Team Overview

Greg Lawless– EVP, Chief Human Resources Officer

Mr. Lawless joined Akorn in January 2016 from The Kraft Heinz Company, where he was most recently the Vice President, Human Resources for Global Operations. In that role, Mr. Lawless was the HR leader for the integration of the Operations function with the merger of Kraft Foods and H.J. Heinz. Mr. Lawless joined Kraft Foods in 2002 and held a number of HR leadership positions working with different functions and business units. Mr. Lawless began his career with Philip Morris USA, a division of Altria Group, where he progressed in human resources and labor relations leadership positions. Mr. Lawless holds a B.A. in Economics and Government from Colby College

Previous Experience

KraftHeinz Altria

★ **Farhan Aslam** – VP, Project Management

Mr. Aslam joined Akorn on October 21, 2019 as the Vice President of Project Management. Mr. Aslam brings twenty years of extensive brand and generic pharmaceutical experience, having most recently been the Vice President of Global Supply Chain at Amneal Pharmaceuticals. Prior to Amneal, Mr. Aslam held roles in Portfolio & Project Management and Business Development at Impax Laboratories, Pfizer, Par Pharmaceuticals, and Wyeth. Mr. Aslam earned his undergraduate degree in Chemical Engineering from Rutgers University, holds an M.S. in Chemical Engineering from Stevens Institute of Technology and an MBA from the Hagan School of Business at Iona College.

Previous Experience

amneal Impax Pfizer PAR

John Franolic– VP, Regulatory Affairs

Dr. John Franolic joined Akorn in 2014 from VersaPharm Incorporated as VP of Regulatory Affairs. Dr. Franolic brings over 25 years' experience in all aspects of regulatory affairs strategy and submissions, drug development, project management, technical operations and quality & compliance. Prior to joining Akorn, he started his career in biotechnology as a Research Scientist at Procept Inc. He then transitioned to a career at FDA where he spent 4+ years as a Chemist/Investigator at FDA/ORA, and then 3+ years as a Reviewer at the Office of Generic Drugs. Following his FDA tenure, he joined Lachman Consultant Services where he was both Manager and Director of Regulatory Affairs. He then joined Contract Pharmacal Corporation as VP of Regulatory Affairs for the OTC and dietary supplement product line. Dr. Franolic earned his Ph.D. in Chemistry from the State University of New York at Stony Brook, and was both a postdoctoral fellow at Harvard University and Visiting Research Scientist at Brookhaven National Laboratory.

Previous Experience

VersaPharm Lachman Consultants FDA PROCEPT®

★ Joined Akorn in 2019

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Reconciliation of GAAP Gross Margin to Adjusted Gross Margin and GAAP R&D Expense to Adjusted R&D Investment 64 Year Ended December 31, December 31, December 31, December 31, $ in millions 2016 2017 2018 2019 $674 $432 $246 $253 India related expense 10 11 8 4 Non-cash stock compensation expense 1 2 2 2 FDA remediation - - 22 35 Other adjustments - - - 0 11 13 32 42 $685 $445 $278 $294 Year Ended December 31, December 31, December 31, December 31, $ in millions 2016 2017 2018 2019 $39 $45 $47 $38 Non-cash stock compensation expense (1) (1) (1) (2) Other adjustments - - (0) (1) (1) (1) (2) (3) $38 $44 $46 $35 GAAP Gross Margin ADJUSTMENTS: Adjusted Gross Margin GAAP R&D Expense ADJUSTMENTS: Adjusted R&D Investment

Reconciliation of GAAP Operating Income (Loss) To Adjusted Operating Income 65 65 Year Ended December 31, December 31, December 31, December 31, $ in millions 2016 2017 2018 2019 $323 ($23) ($388) ($188) Non-cash stock compensation expense 15 21 22 21 Impairment of intangible assets 44 128 231 29 Impairment of goodwill - - - 16 Impairment of fixed assets and other (1) 0 6 40 Amortization expense 66 61 53 40 Merger and acquisition-related expenses 0 0 0 0 Employee retention expense - - 0 6 Data integrity investigations & assessment - 1 28 12 Fresenius transaction & litigation - 7 43 8 Refinancing advisory fees - - - 16 Restatement expenses 34 17 (1) (0) Executive termination expenses (1) - 6 1 Litigation rulings, settlements and contingencies 4 4 18 44 FDA Remediation - - 22 35 India related expense 13 14 10 7 175 255 440 277 $498 $232 $51 $89 GAAP Operating Income (Loss) ADJUSTMENTS: Adjusted Operating Income

Reconciliation of GAAP Net (Loss) to Adjusted EBITDA and Further Adjusted EBITDA

	Year Ended				
$ in millions	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019
GAAP NET (LOSS)	**$151**	**$184**	**($25)**	**($402)**	**($227)**
ADJUSTMENTS TO ARRIVE AT EBITDA:					
Interest expense, net	52	43	38	46	69
Amortization expense	66	66	61	53	40
Depreciation expense	20	22	24	29	30
Income tax (benefit) provision	81	87	(35)	(36)	(61)
EBITDA	**$370**	**$402**	**$64**	**($309)**	**($148)**
ADJUSTMENTS TO ARRIVE AT FURTHER ADJUSTED EBITDA:					
Impairment of fixed assets and other	3	(1)	0	6	40
Amortization of deferred financing costs	4	11	5	5	32
Impairment of intangible assets	30	44	128	231	29
Non-cash stock compensation expense	13	15	21	22	21
Impairment of goodwill	–	–	–	–	16
Loss (Gain) on disposal of fixed assets	0	0	(3)	(0)	(0)
Litigation rulings, settlements and contingencies	6	4	4	18	44
Refinancing advisory fees	–	–	–	–	16
Data integrity investigations & assessment	–	–	1	28	12
Fresenius transaction & litigation	–	–	7	43	8
Employee retention expense	–	–	–	0	6
Executive termination expenses	–	(1)	–	6	1
Merger and acquisition-related expenses	2	0	0	0	0
Restatement expenses	27	34	17	(1)	(0)
Bargain purchase gain	(1)	–	–	–	–
Amortization of inventory step-up	5	–	–	–	–
Adjusted EBITDA previously reported	460	509	245	49	78
India related expenses	9	11	12	8	6
FDA remediation	–	–	–	22	35
FURTHER ADJUSTED EBITDA	**$470**	**$520**	**$258**	**$80**	**$120**

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